UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016 (May 10, 2016)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to License and Collaboration Agreement By and Between NewLink Genetics Corporation and Genentech, Inc. and F. Hoffman-La Roche Ltd

On May 10, 2016, NewLink Genetics Corporation (the “Company”) and Genentech, Inc. and F. Hoffmann-La Roche Ltd (“Genentech”) entered into an amendment (the “Amendment”) to the License and Collaboration Agreement by and between the Company and Genentech dated October 16, 2014, as amended (the “Genentech Agreement”). Under the terms of the Amendment, certain provisions of the Genentech Agreement were amended, in order to, among other things, clarify the terms and conditions of the Genentech Agreement that would apply if Genentech were to elect to add Chugai Pharmaceutical Co., Ltd. or Foundation Medicine, Inc. as a sublicensee or affiliate under the Genentech Agreement.

The foregoing description is qualified in its entirety by reference to (i) the Genentech Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q, which was filed with the SEC on November 10, 2014, (ii) the first amendment to the Genentech Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q, which was filed with the SEC on May 11, 2015 and (iii) the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, portions of which will be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    May 12, 2016

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer